International Business Machines
New Orchard Road
Armonk, NY 10504

December 15, 2020
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as each of the International Business Machines Corporation (IBM) employees holding the titles of Secretary; Assistant Secretary;
Vice President, Compensation and Benefits;
Vice President, Executive Compensation;
and Manager, Executive Compensation Operations and Officer Services; and any employee of IBM designated in writing by the Secretary of IBM, to sign and file on behalf of James M. Whitehurst, an executive officer of IBM, any Securities and Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under the Securities Act of 1933. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.

E. Barth             ___/s/ E. Barth__________________
D. Condrea           ___/s/ D. Condrea________________
R. Hayes             ___/s/R. Hayes___________________
L. M. Lalli          ___/s/L. M. Lalli________________
L. Mallardi          ___/s/L. Mallardi________________
N. Wilmore           ___/s/N. Wilmore_________________

This authorization shall remain in effect for as long as I remain an executive officer of IBM.

              			Very truly yours,

				/s/ James M. Whitehurst
              			James M. Whitehurst